UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 16, 2020
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 8.01. Other Events.

Encompass Health Corporation (“Encompass Health” or the “Company”) is providing an update regarding the ongoing effects of the novel coronavirus (“COVID-19”) pandemic on the Company. Encompass Health is carefully monitoring the impact of the COVID-19 pandemic on its operating and financial performance. The amounts and types of revenue, expense, and cash flow impacts will be dependent on numerous factors, including the nature of the COVID-19 pandemic, such as its rate of spread, duration, and geographic coverage; the legal, regulatory, and administrative developments related to the pandemic at federal, state, and local levels; and the Company’s infectious disease prevention and control efforts. While the operating environment for healthcare providers is continuously changing during this pandemic, the safety and well-being of Encompass Health’s patients and employees remain a critical focus for the Company.

Although the ultimate impacts of the COVID-19 pandemic remain far from certain, the Company can offer the following initial observations on its operations as well as significant regulatory and legislative relief initiatives.

Volumes

In March, contemporaneous with the increase in reported and confirmed cases of COVID-19 infections in the United States, Encompass Health began experiencing impacts on its revenues and expenses. Prior to this time the Company’s businesses were exhibiting strong volume growth. For the two-month period of January and February 2020, year-over-year volume growth was as follows:

•	inpatient rehabilitation (“IRF”) total discharges increased 7.7%

•	home health total admissions increased 18.5%

•	hospice total admissions increased 31.5%
Beginning in mid-March, the Company experienced decreased volumes in both segments which it believes resulted from a number of factors related to the COVID-19 pandemic including: lower acute-care hospital censuses due to the deferral of elective surgeries, restrictive visitation policies in place at acute-care hospitals that have served to severely limit access to patients and caregivers by our clinical rehabilitation liaisons and care transition coordinators, and heightened anxiety among patients and caregivers regarding the risk of exposure to COVID-19 during post-acute care treatment. The Company believes these factors have contributed to a decline in new patients for all of its business lines, a lower length of stay in the IRF segment, and fewer visits per episode in home health. For the month of March, year-over-year volume results were as follows:

•	IRF total discharges decreased 1.0%

•	home health total admissions decreased 0.5%

•	hospice total admissions increased 13.9%
Lower volume trends have continued into April.
Operating Expenses

Encompass Health is experiencing increased expenses due to the higher utilization and cost of personal protective equipment as well as increased purchasing of other medical supplies, cleaning, and sanitization materials. Additionally, as announced on April 6, 2020, the Company initiated a program for eligible frontline employees to earn additional paid time off in recognition of their outstanding efforts responding to the COVID-19 pandemic. With more than 21,000 employees potentially benefiting from this additional paid time off, the Company estimates this investment will be approximately $50 million in 2020.

Legislative and Regulatory Relief
In March, the federal government began to undertake numerous legislative and regulatory initiatives designed to provide relief to the healthcare industry during the COVID-19 pandemic. These initiatives include:

•	Temporary suspension of the automatic 2% reduction of Medicare program payments, known as “sequestration”
The Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) temporarily suspends the automatic 2% reduction of Medicare claim reimbursements for the period of May 1 through December 31, 2020.

•	Payment of relief funds directly to healthcare providers

The CARES Act also authorized the distribution of relief fund grants from the Department of Health and Human Services (“HHS”) to healthcare providers “to support healthcare-related expenses or lost revenue attributable to COVID-19…” Encompass Health hospitals and agencies began receiving relief fund payments on April 10, 2020. To date, the Company has received approximately $213 million. HHS requires providers, within 30 days of receipt of these funds, to submit an attestation accepting certain terms and condition. If a provider does not wish to comply with these terms and conditions, the provider must remit the full payment to HHS. Several of the terms and conditions originally published by HHS are unclear and pose interpretation questions the Company is attempting to resolve, including specifics on the allowable uses for the relief funds. Accordingly, the Company will leave these funds itemized in special accounts and not spend or otherwise disperse these funds while it is assessing the terms and conditions that HHS will require. At this time, the Company cannot reasonably estimate what portion, if any, of the relief funds it has received will ultimately be available to offset lost revenue and increased expenses associated with the COVID-19 pandemic.

•	Temporary suspension of certain patient coverage criteria and documentation and care requirements

The CARES Act and a series of waivers and guidance issued by the Centers for Medicare and Medicaid Services (“CMS”) suspend various Medicare patient coverage criteria and documentation and care requirements. These efforts to provide regulatory relief help to ensure patients continue to have adequate access to care notwithstanding the burdens being placed on healthcare providers by the COVID-19 pandemic. For inpatient rehabilitation, the relief includes the temporary suspension of the requirement that patients must be able to tolerate a minimum of 3 hours of therapy per day for 5 days per week, waiver of the requirement that at least 60% of a facility’s patients must have a diagnosis from at least 1 of 13 specified medical conditions that typically require intensive therapy and supervision, and waiver of the requirement for a physician to conduct and document a post-admission evaluation. For home health, the relief includes the temporary allowance of nurse practitioners and physician assistants under certain conditions to certify patient eligibility for home health. For hospice, the relief includes the temporary waiver of the requirement to use volunteers and to conduct a nurse visit every two weeks to evaluate aides. Additionally, CMS permitted expanded use of telehealth in providing inpatient rehabilitation, home health and hospice care to patients. The Company believes these regulatory actions could contribute to an increase in volumes in each of the Company’s businesses, but there can be no assurances.

Withdrawal of 2020 Guidance and Five-year Growth Targets

Given these considerations and the rapidly evolving operating conditions in the healthcare industry related to the COVID-19 pandemic, it is too early to estimate accurately the effects on Encompass Health’s full-year 2020 performance and financial results. Accordingly, the Company is withdrawing its 2020 guidance previously issued in its earnings release dated February 6, 2020. Additionally, at its Investor Day on March 4, 2020, the Company issued targets for growth for the period of 2020-2025, including discharges, admissions, consolidated net operating revenues, consolidated Adjusted EBITDA, and consolidated adjusted free cash flow. The Company remains optimistic regarding the intermediate and long-term growth prospects of both of its business segments based on the increasing demands for the services it provides to an aging population and supported by the substantial investments it has made in its technology and physical plant. However, because 2020 serves as the base year for these growth targets, the Company is withdrawing these targets as well.

As a reminder, the Company expects to report results for its first quarter ended March 31, 2020, after the market closes on April 28, 2020 and host an investor conference call at 9 a.m. ET on April 29, 2020, to discuss those results. On the call, the Company will discuss further the efforts it is undertaking to keep patients and employees safe as well as the impacts of the COVID-19 pandemic and the legislative and regulatory responses to the pandemic on the operations and business outlook of the Company.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including statements and assumptions regarding the nature of the COVID-19 pandemic, its impact on the Company’s results of operations, cash flow and liquidity, actions to be taken by the Company in response to the pandemic, and the demand for the Company’s services. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future actions, plans or strategies, or the spread and impact of COVID-19 is inherently uncertain. Actual results and performance could differ materially. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company’s infectious disease prevention and control efforts; the demand for the Company’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on the Company’s labor expenses from potential union activity and staffing shortages; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or its vendors’ or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability; the Company’s ability to comply with extensive, complex, and ever-changing federal, state and local regulations and sub-regulatory guidance in both business in general, such as privacy and wage and hour regulations, and the healthcare industry specifically; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, in acquired operations; the Company’s ability to attract and retain key management personnel; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels (such as the Patient-Driven Groupings Model for home health, the new patient assessment measures, which we refer to as “Section GG functional measures,” for inpatient rehabilitation, and other payment system reforms) and the Company’s ability to adapt operations to those changes; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; the Company’s ability to maintain proper local, state and federal licensing, including compliance with the Medicare conditions of participation and provider enrollment requirements, which is required to participate in the Medicare program; and changes in the Company’s payor mix or the acuity of its patients affecting reimbursement rates as well as other risks detailed from time to time in Encompass Health’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2019 and Form 10-Q for the quarter ended March 31, 2020, when filed.

When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this presentation. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ PATRICK DARBY
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Secretary
Dated: April 16, 2020